Exhibit 11.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form 1-A-1-A1 of our report dated April 20, 2023, relating to the financial statements of Baker Global Asset Management, Inc. for the years ended August 31, 2022 and 2021 and to all references to our firm included in this Registration Statement.

/s/ BF Borgers CPA PC

Certified Public Accountants

Lakewood, CO

June 7, 2023